Exhibit 24.1
                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that Robert Brennan has made, constituted and appointed, and by these presents does make, constitute and appoint Dennis Surovcik, as his true and lawful attorney for me and in my name, place and stead giving and granting unto said attorney above-named, full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that he my said attorney, or his substitute shall lawfully do or cause to be done by virtue hereof as follows:

TO SIGN AND FILE WITH THE SECURITIES AND EXCHANGE COMMISSION ON MY BEHALF, MEDICAL TECHNOLOGY AND INNOVATIONS, INC.'S FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1998.

IN WITNESS THEREOF, I have hereunto set my hand and seal this 20th day of October, 1998.


   /s/ Robert Brennan
     Robert Brennan   PA Dr Lic 11540362

STATE OF   Florida

COUNTY OF  Palm Beach

Subscribed and sworn to before me by the said Robert Brennan, this 20th day of October, 1998.

/s/ Bertha M. Mcogg
Notary Public in and for the
State of Florida
My commission exp. Jan. 7, 2000

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that Mathew Crimmins has made, constituted and appointed, and by these presents does make, constitute and appoint Dennis A Surovcik, as his true and lawful attorney for me and in my name, place and stead giving and granting unto said attorney above-named, full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that he my said attorney, or his substitute shall lawfully do or cause to be done by virtue hereof as follows:

TO SIGN AND FILE WITH THE SECURITIES AND EXCHANGE COMMISSION ON MY BEHALF, MEDICAL TECHNOLOGY AND INNOVATIONS, INC.'S FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1998.

IN WITNESS THEREOF, I have hereunto set my hand and seal this 22nd day of October, 1998.

/s/ Mathew A. Crimmins
  Mathew Crimmins

STATE OF  Massachusetts

COUNTY OF Middlesex

Subscribed and sworn to before me by the said Mathew Crimmins, this 22nd day of October, 1998.

 /s/ Leighton Scheffy
Notary Public in and for the
State of Massachusetts
My commission expires Jan. 3, 2003